                                                                   EXHIBIT 10(b)

                                                FEBRUARY 20, 1997

                     FORD/HERTZ FRAMEWORK SUPPLY AGREEMENT


AGREEMENT OBJECTIVE - Ford agrees to provide vehicles to Hertz for use in its daily rental business and Hertz agrees to acquire such vehicles. Ford and Hertz agree to negotiate in good faith on an annual basis to provide and acquire vehicles at an adequate volume and with the best possible terms and conditions.

TERM OF CONTRACT - September 1, 1997 to August 31, 2007 (10 years).

FORD VOLUME COMMITMENT - Ford agrees to provide for Hertz acquisition the lesser of 150,000 units or 55% of Hertz' U.S. domestic fleet annually for use in its daily rental business. Ford will make its best efforts to supply 35% of Hertz European fleet and 55% of Hertz fleet requirements in its other non-U.S. operations. A minimum of 50% of all such vehicles shall be non-risk units (repurchase).

HERTZ VOLUME COMMITMENT - Hertz agrees to acquire from Ford the lesser of 150,000 units or 55% of its U.S. domestic fleet annually for use in its daily rental business. Hertz also agrees to acquire 35% of its European fleet from Ford and 55% of its fleet for other non-U.S. operations from Ford. A minimum of 50% of all such vehicles shall be non-risk units (repurchase).

COMPETITIVE SUPPLY - Ford will strive to develop fleet offerings for use in the daily rental business that shall be competitive with those similar offerings by other automotive manufacturers, as to terms and conditions. In addition, Ford will make available to Hertz, Ford vehicles on terms that are no less favorable than Ford makes available to other daily rental companies, excluding franchised Ford and Lincoln-Mercury Dealers.


/s/ R. L. Rewey                         /s/ F. A. Olson
-------------------------------------   --------------------------------------
Mr. R. L. Rewey                         Mr. F. A. Olson
Group V.P., Marketing and Sales         Chairman of the Board
Operations                              The Hertz Corporation
Ford Motor Company